UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2014

Eagle Bulk Shipping Inc.
(Exact name of registrant as specified in its charter)
Republic of the Marshall Islands	001-33831	98-0453513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

477 Madison Avenue New York, New York		10022
(Address of principal executive offices)		(Zip Code)

(Registrant's telephone number, including area code): (212) 785-2500

(Former Name or Former Address, if Changed Since Last Report): None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 2, 2014, Eagle Bulk Shipping Inc. (the “Company”) and certain of the Company’s lenders under its Fourth Amended and Restated Credit Facility, dated as of June 20, 2012, by and among the Company, the Royal Bank of Scotland plc, and the lenders party thereto (the “Credit Agreement”) (such lenders constituting “Majority Holders” under the Warrant Agreement (as defined below)), entered into Amendment No. 1 To Warrant Agreement (the “Warrant Amendment”), to amend certain of the terms of the Warrant Agreement, dated June 20, 2012, by and between the Company and the financial institutions party thereto (the “Warrant Agreement”), under which the Company issued warrants (the “Warrants”) convertible on a cashless basis into shares of the Company's common stock, par value $0.01, at a strike price of $0.01 per share of common stock. One-third of the warrants were exercisable immediately on the issue date thereof, the next third of the warrants were exercisable when the price of the Company's common stock reached $10.00 per share (subject to certain customary adjustments in the event of stock splits, reverse stock splits and certain distributions to all holders of common stock) or when certain other events occurred (the “Trigger Price B Warrants”), and the last third of the warrants were exercisable when the price of the Company's common stock reached $12.00 per share (subject to the aforementioned adjustments) or when certain other events occurred (the “Trigger Price C Warrants”).

The Warrant Amendment eliminated the conditions restricting the exercise of the Trigger Price B Warrants and the Trigger Price C Warrants held by lenders under the Credit Agreement (collectively, the “Lender Warrants”), including the minimum share price conditions described above, such that all such Lender Warrants are immediately exercisable. The Warrant Amendment also includes a prohibition on the trade or transfer by any such lender of its Warrants, or shares of common stock received upon exercise thereof, except in connection with a transfer of such lender’s loans under the Credit Agreement, for so long as the Waiver and Forbearance Agreement, dated as of March 19, 2014, between the Company and the other parties thereto, as amended (the “Waiver and Forbearance Agreement”), as it may be amended or modified from time to time, or any successor agreement thereto, is in effect.

Previously, on June 5, 2014, the Company entered into Amendment No. 5 to the Waiver and Forbearance Agreement (the “Waiver Amendment”) with certain lenders under the Credit Agreement (the “Lenders”) constituting “Majority Lenders” under the Credit Agreement to facilitate continued discussions between the Company and the Lenders relating to a restructuring of the obligations outstanding under the Credit Agreement (a “Restructuring”), in which the Lenders agreed to extend a milestone in the Waiver and Forbearance Agreement requiring the Company and the Lenders to agree on the terms of a Restructuring and to execute a binding restructuring support agreement or similar agreement documenting such agreed upon terms. As consideration for the Lenders’ agreement to enter into the Waiver Amendment and extend the milestone referred to above, the Waiver Amendment provided for a one-time forbearance fee payable to each Lender entering into the Waiver Amendment (the “Forbearance Fee”), the payment of which to be deferred pursuant to the terms of the Waiver Amendment. In accordance with the terms of the Waiver Amendment, the Forbearance Fee was forfeited by the Lenders contemporaneously with the entry into the Warrant Amendment.

The Company continues to have discussions with representatives of the Lenders pursuant to the Waiver and Forbearance Agreement. Although there can be no assurance that the Company will be able to reach an agreement with the Lenders regarding the terms of a Restructuring, it is expected that any Restructuring transaction would be substantially dilutive to the Company’s current shareholders. Additional discussion regarding the impact of a failure to reach a consensual resolution with the Lenders can be found in the Company’s (i) Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission on March 31, 2014, in particular, the discussion under the heading “Risk Factors – Company Specific Risk Factors”, and (ii) Form 10-Q for the quarter ended March 31, 2014 and filed with the Securities and Exchange Commission on May 15, 2014.

A copy of the Warrant Amendment is attached hereto as Exhibit 10.1. A copy of the Warrant Agreement is attached as Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2012. A copy of the Waiver and Forbearance Agreement is attached as Exhibit 10.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. A copy of Amendment No. 1 to the Waiver and Forbearance Agreement is attached as Exhibit 10.1 to the Company’s Form 8-K filed on April 15, 2014. A copy of Amendment No. 2 to the Waiver and Forbearance Agreement is attached as Exhibit 10.1 to the Company’s Form 8-K filed on May 1, 2014. A copy of Amendment No. 3 to the Waiver and Forbearance Agreement is attached as Exhibit 10.1 to the Company’s Form 8-K filed on May 15, 2014. A copy of Amendment No. 4 to the Waiver and Forbearance Agreement is attached as Exhibit 10.1 to the Company’s Form 8-K filed on June 2, 2014. A copy of Amendment No. 5 to the Waiver and Forbearance Agreement is attached as Exhibit 10.1 to the Company’s Form 8-K filed on June 5, 2014. A copy of Amendment No. 6 to the Waiver and Forbearance Agreement is attached as Exhibit 10.1 to the Company’s Form 8-K filed on June 27, 2014.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits:

Exhibit No.	Description

10.1	Amendment No. 1 to Warrant Agreement entered into between Eagle Bulk Shipping Inc. and the warrant holders party thereto, dated July 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.
(registrant)

Dated: July 2, 2014	By:	/s/ Adir Katzav
	Name:	Adir Katzav
	Title:	Chief Financial Officer